EXHIBIT 99.1
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                                  NEWS RELEASE
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                   NORTH AMERICAN GALVANIZING & COATINGS, INC.
                2250 EAST 73RD ST. - SUITE 300 - TULSA, OK 74136
                      (918) 494-0964 - FAX: (918) 494-3999

FOR IMMEDIATE RELEASE:

CONTACT:  PAUL R. CHASTAIN
PHONE:    (918) 524-1506


                      NORTH AMERICAN GALVANIZING & COATINGS
                   ANNOUNCES BOARD AND AUDIT COMMITTEE CHANGES



     TULSA, OKLAHOMA, February 9, 2004 - North American Galvanizing & Coatings (AMEX-NGA) announced today that Mark E. Walker has resigned from the Company's Board of Directors, effective February 1, 2004, for personal reasons. The Board of Directors has appointed Joseph J. Morrow to fill the resulting unexpired term on the Audit Committee. Mr. Morrow has been a member of the Company's Board of Directors since 1996. He currently serves as non-executive chairman of the Board and previously served on the Audit Committee from 1996 to 2000.

     North American Galvanizing is a leading provider of hot dip galvanizing and coatings for corrosion protection of fabricated steel products. The Company conducts its galvanizing and coatings business through a network of plants located in Denver, Hurst (Dallas/Fort Worth), Houston, Kansas City, Louisville, Nashville, St. Louis and the Tulsa area. Hot dip galvanizing provides metals corrosion protection for many product applications used in commercial, construction and industrial markets. Our home page is: www.nagalv.com.
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